EXHIBIT 24.1

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below severally constitutes and appoints Richard Windorski as true and lawful agent with full powers of substitution and re-substitution for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as they might or could do in person, hereby ratifying and confirming all which said agent may lawfully do, or cause to be done, by virtue hereof.

Pursuant to the requirements of the Securities Act of 19323, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated, who constitute the entire board of directors.

May 30, 2003

ORDERPRO LOGISTICS, INC.


/s/ Richard Windorski
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Richard Windorski, President of the Board of Directors


/s/ Patricia Robinson
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Patricia Robinson, Secretary of the Board of Directors


/s/ Joel Windorski
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Joel Windorski, Member of the Board of Directors


/s/ Robert Best
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Robert Best, Member of the Board of Directors